UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2013

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 614-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amendment amends the Current Report on Form 8-K filed on September 4, 2013 by Sonus Networks, Inc. (the “Company”), announcing the increase in the number of directors constituting the Board of Directors (the “Board”) of the Company from eight to nine and the election of Pamela D.A. Reeve to the Board to fill the newly created directorship (the “Original 8-K”).  This amendment is being filed pursuant to Instruction 2 to Item 5.02 of Form 8-K to report information that was not available at the time of the filing of the Original 8-K.

In connection with such appointment, on September 10, 2013, the Board appointed Ms. Reeve to the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee” and, together with the Compensation Committee, the “Committees”), effective as of September 10, 2013.  Ms. Reeve will serve on the Committees until her successor is duly appointed and qualified.

In connection with Ms. Reeve’s service on the Committees, she will be entitled to cash compensation in accordance with the Company’s compensation practices for non-employee directors, which currently provide for an annual retainer of $7,500 per year for service on the Compensation Committee and $5,000 per year for service on the Nominating and Corporate Governance Committee.  Ms. Reeve’s annual Committee retainers will be pro-rated for the period of time during the year during which she served on the Committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary